UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2008

Commission File No. 0-9989

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	0-9989	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
      (Address of Principal Executive Offices)

(905) 455-1990
  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 7, 2008 the Company advised PricewaterhouseCoopers LLP ("PwC"), its independent registered public accounting firm, that it had requested and received proposals from other independent registered public accounting firms for the 2008 audit and these proposals were being considered by Company Management and the Audit Committee.

a) Previous independent registered public accounting firm

i) The Company was subsequently informed on November 10, 2008 that PwC resigned, effective as of November 10, 2008, as the Company’s independent registered public accounting firm.

ii) The report of PwC on the Company's consolidated financial statements as of and for each of the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Notwithstanding the foregoing, PwC performed an "integrated audit" pursuant to standards promulgated by the Public Company Accounting Oversight Board ("PCAOB") to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and its reports also included opinions on the effectiveness of the Company's internal control over financial reporting. For the fiscal year ended December 31, 2007, PwC reported that, because of the effects of the material weaknesses in the Company's internal control over financial reporting, the Company did not maintain effective internal control over financial reporting as of December 31, 2007.

iii) The decision of PwC to resign as the Company’s independent registered public accounting firm has been discussed with the Chairman of the Audit Committee and the Chairman of the Board of Directors of the Company.

iv) During the fiscal years ended December 31, 2007 and 2006 and the subsequent interim period through November 10, 2008:

  There were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such years.

  In connection with PwC’s completion of the audit and subsequent issuance of their report on the Company’s consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007, PwC required, in addition to management representations on the consolidated financial statements from the Company’s CEO and CFO, a supplemental management representation letter from the Chairman of the Board, the Treasurer and Vice President of Financial Reporting of the Company.

  In connection with the audit of the consolidated financial statements for the year ended December 31, 2007, and as a result of the identification of errors in inventory, PwC advised the Company of (a) the need for PwC to significantly expand the scope of its audit; and (b) that it could not use the work of the Company’s Internal Audit department.

  In the Company’s Form 10-K for the year ended December 31, 2007, the Company disclosed that management had concluded that the Company’s internal control over financial reporting was ineffective as of December 31, 2007 because of the identification of six material weaknesses, related to: Control Environment, Ineffective controls over information technology, Ineffective controls over inventory costing and valuation, Ineffective controls over inventory held by third parties, Ineffective controls over period-end reporting and Ineffective controls over the application of GAAP.

  PwC concluded in its report on internal control over financial reporting for the year ended December 31, 2007 that we did not maintain effective internal controls over financial reporting as of December 31, 2007.

  Certain of the Company’s unaudited interim consolidated financial statements for interim periods ended March 31, 2007, June 30, 2007 and September 30, 2007 have been restated, as filed on Form 10-Q/A.

  The Company acquired The Organic Corporation B.V., a privately held Dutch company, in April 2008, and since that time has been working to upgrade the control environment from a private company to a level of a subsidiary of a public company. PwC has advised the Company and Audit Committee that the Company needs to enhance the US GAAP expertise and period end reporting at this newly acquired subsidiary.

Except for these matters, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee has previously discussed each of these reportable events with PwC and the Company has authorized PwC to respond fully to any inquiry of the successor accountant concerning the subject matter of each of the reportable events.

v) The Company has provided PwC with a copy of the disclosures the Company is making in response to this Item 4.01. PwC has furnished the Company with a letter dated November 14, 2008, addressed to the Securities and Exchange Commission, stating that it agrees with the statements made herein. A copy of this letter is filed as Exhibit 16.1 to this Form 8K.

b) New independent registered public accounting firm

Based on the recommendation of its Audit Committee, the Company has engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm, effective immediately.

In early 2008 the Audit Committee engaged independent counsel who then engaged Deloitte & Touche LLP to help investigate and assess the Fruit Group berry operations accounting practices as well as provide support to the Company’s restated 2007 quarterly financial statements. This work was completed in July 2008, prior to the release of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Deloitte & Touche LLP have confirmed this prior engagement does not affect their independence and ability to accept the appointment as the Company’s independent registered public accounting firm.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

16.1	Letter dated November 14, 2008 from PricewaterhouseCoopers LLP to the Securities & Exchange Commission as to the statements regarding PricewaterhouseCoopers LLP included in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Benjamin Chiba

Benjamin Chiba
Vice President and General Counsel and Secretary

Date:	November 14, 2008